As filed with the Securities and Exchange Commission on September 1, 2005

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ituran Location and Control Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State of incorporation or organization)	(IRS Employer Identification No.)

3 Hashikma Street Azour, Israel	58001
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value NIS 0.33 1/3 per share	Nasdaq National Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-128028

Securities to be registered pursuant to Section 12(g) of the Act:        None

Item 1.    Description of Registrant's Securities to be Registered.

For a description of the ordinary shares, par value NIS 0.33 1/3 per share ("Ordinary Shares"), of Ituran Location and Control Ltd. (the "Registrant") to be registered hereunder, reference is made to the information set forth under the caption "Description of ordinary shares" in the Prospectus included in the Registrant's Registration Statement on Form F-1 (File No. 333-128028), filed with the Securities and Exchange Commission on September 1, 2005, as amended by any amendments to such Registration Statement, which information is hereby incorporated herein by reference.

Item 2.    Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

1.	Form of Articles of Association of the Registrant previously filed as Exhibit 3.1 to the Registration Statement and is incorporated herein by reference.

2.	Form of Memorandum of Association of the Registrant previously filed as Exhibit 3.2 to the Registration Statement and is incorporated herein by reference.

3.	Specimen of Certificate for Ordinary Shares previously filed as Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

The Registrant hereby further incorporates by reference herein the description of the Ordinary Shares included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 1, 2005	ITURAN LOCATION AND CONTROL LTD.
(Registrant)
By: /s/ Eyal Sheratzky Name: Eyal Sheratzky
Title: Co-Chief Executive Officer